Exhibit 99.1

The Transportation Logistics Company

J.B. Hunt Transport Services, Inc	Contact:	David G. Mee
615 J.B. Hunt Corporate Drive		Executive Vice President,
Lowell, Arkansas 72745		Finance and Administration
NASDAQ: JBHT		and Chief Financial Officer
(479) 820-8363

FOR IMMEDIATE RELEASE

J.B. Hunt Transport Services, Inc.
Announces Share Repurchase

LOWELL, ARKANSAS, April 28, 2010  - J.B. Hunt Transport Services, Inc. (NASDAQ: JBHT) announced today that the Board of Directors has authorized the repurchase of up to $500 million of its common stock.

The specific timing and amount of repurchases will vary based on market conditions, cash flows, securities law limitations, and other factors.  The repurchase program may be suspended, extended or discontinued at any time without prior notice.

* * * * * * * *

This press release may contain forward-looking statements, which are based on information currently available.  Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2009. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.  This press release and additional information will be available immediately to interested parties on our web site, www.jbhunt.com.